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                                                                   Exhibit 10(P)

                                                      Amendatory Agreement No. 1
                                                  Contract No. DE-MS79-88BP92436
                                                         01/26/95

                              AMENDATORY AGREEMENT
                                 executed by the
                            UNITED STATES OF AMERICA
                              DEPARTMENT OF ENERGY
                              acting by and through
                         BONNEVILLE POWER ADMINISTRATION
                                       and
                          SIERRA PACIFIC POWER COMPANY


                                Index to Section

--------------------------------------------------------------------------------
Section                                                                 Page
   1.  Amendment Term .................................................  2
   2.  Exhibits .......................................................  2
   3.  Provisions Relating to Delivery ................................  2
   4.  Planning Information ...........................................  4
   5.  Scheduling Provisions ..........................................  5
   6.  Purchase Displacement Cost .....................................  5
   7.  Points of Delivery .............................................  5
   8.  System and Communication Upgrades ..............................  6
   9.  Power Factor ...................................................  7
   10. FERC Application ...............................................  8
   11. Status of Amendment ............................................  8
   12. Multiple Originals .............................................  8

       Exhibits revised, replaced, or added:
       Exhibit B  (Points of Delivery and Points of Replacement) ......  2
       Exhibit C  (Transfer Charges and Loss Factors) .................  2
       Exhibit E  (Special Charges) ...................................  2
       Exhibit F  (Monthly Local Facility Charge for Carlin Area
                       Upgrades) ......................................  2
       Exhibit G  (Transmission Reservation) ..........................  2
       Exhibit H  (Termination Charge Methodology) ....................  2
       Exhibit I  (Determination of Local Facility Charge) ............  2
       Exhibit J  (Sample Calculations of Annual Charges for
                       Reduction in Service) ..........................  2
       Exhibit K  (Sample Calculations of Transmission
                       Reservation Termination) .......................  2


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     This AMENDATORY AGREEMENT, executed April 11, 1995, is entered into by the
UNITED STATES OF AMERICA (Government), Department of Energy, acting by and through the Bonneville Power Administration (Bonneville), and SIERRA PACIFIC POWER COMPANY (Company), a corporation of the State of Nevada. Bonneville and Company are sometimes referred to collectively as "Parties."

                                   WITNESSETH:

     WHEREAS the Parties entered into a General Transfer Agreement (GTA), Contract No. DE-MS79-88BP92436, dated February 25, 1988, which provides, among other matters, for the transfer of electric power and energy to Wells Rural Electric Company (Wells). The Company is currently providing up to 45 MW of transfer service under the GTA. Bonneville delivers this electric power and energy at the Midpoint Point of Replacement; and

     WHEREAS Bonneville has requested the Company provide additional firm transfer service to Bonneville's Wells load and the Company has expressed a desire to provide such additional transfer service. However, any additional transmission service which is provided by the Company is subject to the same terms and conditions as the existing 45MW of transfer service under the GTA until the time that system improvement s are completed that result in an increase of 200 MW or more to the Company's net import capability (System Improvements); and

     WHEREAS the Company is undertaking local system additions and improvements required to serve the Carlin Area Customer loads, hereinafter referred to as the Carlin Area Upgrades, and Wells worked with the Company to choose the best plan of service at the lowest possible cost; and

     WHEREAS Bonneville and the Company have agreed to undertake and participate in joint engineering studies to develop a long-range plan of service designed to address and resolve service limitations facing the Company's system; and

     WHEREAS the Company and Idaho Power Company (Idaho) jointly own the North Valmy Electric Generation Station (Valmy), located near Battle Mountain, Nevada; and

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     WHEREAS Bonneville intends to provide, or arrange to provide, scheduled delivery of Valmy Generation to Carlin and Maggie Creek Subsidiaries; and

     WHEREAS Bonneville and the Company have agreed that the northbound/Valmy schedules may be interrupted if the 345 kV line between Midpoint and Humboldt (Line No. 3419) is unavailable;

     NOW, THEREFORE, in consideration of the promise and covenants contained herein, the Parties agree to amend the GTA as follows:

1.       AMENDMENT TERM

         This Amendment shall be effective after Rural Electrification Administration approval of Revision No. 1 to Exhibit L of the Power Sales Contract (Contract No. DEMS79-81BP90571) between Bonneville and Wells and upon Federal Energy Regulatory Commission (FERC) acceptance of this Amendment in its entirety and without change ("Amendment Effective Date") and shall continue in effect concurrent with the term specified in section 1 of the GTA. If FERC does not accept this Amendment in its entirety and without change, the Parties shall determine whether both Parties are willing and able to modify this Amendment to comply with such FERC order. If the Parties are unable to reach an acceptable modification within a 30-day period, the Parties shall exercise best efforts to negotiate alternative arrangements to meet the same goals.

2.       EXHIBITS

         Section 3 of the GTA is amended to read as follows:

         "Exhibits A through J and any revisions thereto are made a part of this Agreement. The Company shall be the Transferor and Bonneville's Customer shall be the Transferee mentioned in Exhibit A."

3.       PROVISIONS RELATING TO DELIVERY

         Section 4(a) of the GTA is amended to read as follows:

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         "(a)     Electric power and energy shall be made available by the
                  Company at all times during the term hereof at the points of delivery described in Exhibit B (Points of Delivery), in the amount of Bonneville's Customer's requirements at such points and the approximate voltages specified therein; provided however, that Bonneville shall make available, pursuant to section 5, electric power and energy at the Points of Replacement specified in Exhibit B; provided, further, that the Transfer Trip load as defined in section 4(f), may be interrupted:

                  (1)      in the event of an outage on the
                           Midpoint-Humboldt-Coyote Creek 345 kV transmission lines which reduces the Company's import capability, or

                  (2) in the event of an outage on the Company's 120 kV transmission system serving the Carlin area and the Company is unable to serve both the Company's customer loads and Bonneville's Customer loads, in which case interruption of the loads will be shared equitably between the Parties, or

                  (3) in the event of Loss of Line No. 3419 and the Company is unable to provide service to Bonneville's loads from inside the Company's import boundary.

                  In no event shall the Company be obligated to import electric power and energy hereunder at a demand level in excess of the import demand limit specified in Exhibit B, except where otherwise agreed. If any of Bonneville's Customer's load is interrupted, the Company may provide service pursuant to section 6 of the GTA.

                  In the event insufficient import capability to the Company's system exists, Bonneville shall provide power in excess of the demand limit from inside the Company's import boundary in a manner specified by the Company, or reduce deliveries accordingly. The Company will give priority to residential customers and other critical loads in its use of Valmy Generation."

                                      -3-

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4.       PLANNING INFORMATION

         Section 4(c) of the GTA is amended to read as follows:

         "(c) Bonneville shall submit, within 45 days following acceptance by FERC for filing (Filing Date), a one-time 10-year forecast listing peak demands, by Point of Delivery, for each calendar month of the 10-year period. This forecast shall be incorporated in Exhibit G. Then, beginning in year 6 of this Amendment and continuing for the term of this Agreement, Bonneville shall submit, by July 1 of each year, a 5-year forecast of peak demands by Points of Delivery, for each calendar month of the 5-year period. Exhibit G attached hereto shall be modified each July 1 to incorporate the fifth year of such 5-year forecast. Such information shall be relied upon by the Company for system and marketing planning.

                  In the event Bonneville desires to increase forecast demands for a month or months for which a forecast peak demand has been previously established, the Company shall, at its sole discretion, determine whether such incremental capacity can be made available to Bonneville. In the event the Company is unable to serve the incremental demand requested by Bonneville, it shall provide notice of its inability to do so within 60 days of Bonneville's increased Exhibit G forecast submittal. The Company may, but shall not be obligated under this Agreement to, provide import capacity in excess of the amounts established pursuant to Exhibit G of this Agreement.

                  In the event Bonneville desires to reduce the forecast demands of this Agreement, the Company shall made a reasonable effort to market the resulting excess capacity reserved for Bonneville; however, if this excess capacity becomes unused, Bonneville will be subject to a Charge for Reduction of Service as shown in Exhibits E and G."

                                      -4-

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5.       SCHEDULING PROVISIONS

         Section 8(a) of the GTA is amended to read as follows:

         "(a) Bonneville shall provide, or arrange to have provided, a separate schedule to the Company for each hour, to the Points of Replacement or to other mutually agreeable points of replacement, for the following:

                  (1) in accordance with section 5 of the GTA, electric power and energy which the Company will deliver to Bonneville's Customers at the Points of Delivery; and

                  (2) in accordance with section 6 of the GTA, any emergency power requested for such hour by the Company which Bonneville determined can be made available."

6.       PURCHASE DISPLACEMENT COST

         Section 9(h) shall become section 9(e) and the previous sections 9(e), 9(f) and 9(g) of the GTA are deleted in their entirety.

7.       POINTS OF DELIVERY

         Section 11(b) of the GTA is amended to read as follows:

         "(b) If Bonneville desires the Company to provide transfer service to new points of delivery, add additional capacity at existing Points of Delivery, or increase demand limits as specified in Exhibit B to serve Bonneville's load growth or new loads within Well's service territory, then Bonneville shall make a written request to the Company as early as possible prior to the date Bonneville requests such change to be effective. Bonneville's written request shall include the transfer capacity requirement and required energization date. The Company shall respond in writing to Bonneville's request within 60 days of such request.

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                  In the event of any disputes regarding the Company's response,
                  Bonneville retains any rights it otherwise has to resolve the dispute."

8.       SYSTEM AND COMMUNICATION UPGRADES

         This section shall be added and designated as section 23 of the GTA and shall read as follows:

         "23.     SYSTEM AND COMMUNICATION UPGRADES

                  (a) The Company intends to provide and operate Carlin Area Upgrades sufficient to serve approximately 300 MW of load which will accommodate 350 to 385 MVA of fault duty at the Maggie Creek substation 120 kV bus. Such equipment shall be in service prior to an agreed-upon date. The Bonneville share of the Carlin Area Upgrades shall consist of thirty-three percent (33%) of the new Bell Creek Switch Station, fifty percent (50%) of the Coyote Creek Substation expansion, one hundred percent (100%) of the Maggie Creek Switch Station expansion, and one hundred percent (100%) of the new Bell Creek to Maggie Creek 120 kV transmission line. The Bonneville share of the Carlin Area Upgrades is estimated as $9,258,000. This amount shall be adjusted upward or downward in the event the Company's actual cost of construction, rounded to the nearest thousand, varies from the estimate. Bonneville shall be allowed 2 years from the completion of the construction to perform an audit of the final construction expenditures and to dispute payment of expenditures based upon the audit. The Company shall bear its pro-rata share of any increase or decrease in the costs resulting from Bonneville's audit. Bonneville and the Company agree to act in good faith to resolve any conflicts or disagreements regarding costs, cost allocations, overheads, or any other direct assignments affecting the Local Facility Charge. Bonneville shall pay the Company for its share of the Carlin Area Upgrades as specified in Exhibits E and F. Prior to the

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                           installation of the System Improvements, any transfer
                           service shall be designated as Transfer Trip Load.

                  (b) The Company, at Bonneville's expense, shall design and install selective/redundant transfer trip and communication equipment to accommodate Bonneville's request for an increase in transfer services. Such equipment shall be in service prior to an agreed upon date of any increase in the transfer services as provided for in section 23(a). The Company shall provide to Bonneville an itemized statement of the expenses incurred for such equipment. Bonneville shall pay the Company within 30 calendar days following the Amendment Effective Date, including related taxes incurred by the Company, if required."

9.       POWER FACTOR

         This section shall be added and designated as section 25 of the GTA and shall read as follows:

         "25.     POWER FACTOR

                  The on-peak power factor at the Points of Delivery specified in Exhibit B shall be within ninety-eight percent (98%) leading or lagging. The power factor for all other hours shall be within ninety-five percent (95%) leading or lagging.

                  The on-peak hours shall be defined as follows:

                       Months                     On-Peak Hours

                       October through May        5:01 p.m. to 10:00 p.m. daily

                       June through September     10:01 a.m. to 10:00 p.m. daily

                  Bonneville shall provide the Company with access to Bonneville's meters associated with Bonneville's Points of Delivery specified in Exhibit B."

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10.      FERC APPLICATION

         Section 13(d) of the GTA is added and shall read as follows:

         "(d) Nothing herein is intended to limit the rights of Bonneville to make application to FERC for a change in rates under
                  Section 206 of the Federal Power Act and pursuant to FERC's Rules and Regulations promulgated thereunder."

11.      STATUS OF AMENDMENT

         It is expressly understood and agreed by the Parties that all the terms, conditions, and provisions of this Agreement are made part of the GTA upon the Amendment Effective Date as though the GTA were expressly rewritten to incorporate and include the contents of this Amendment. None of the terms or conditions in this Amendment shall be considered a precedent for any future agreement between the Parties.

12.      MULTIPLE ORIGINALS

         Two (2) copies of this Amendment have been executed by the Parties. Each executed copy shall be deemed an original.


         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment.


                                    UNITED STATES OF AMERICA
                                    Department of Energy
                                    Bonneville Power Administration

                                    By
                                       ---------------------------------------
                                       Customer Account Executive

                                    Name
                                         -------------------------------------
                                    (Print/Type)

                                    Date
                                         -------------------------------------

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SIERRA PACIFIC POWER COMPANY


By
   ---------------------------------------------------
   Customer Account Executive

Name
     -------------------------------------------------
(Print/Type)

Date
     -------------------------------------------------



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